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                           MASTER REPURCHASE AGREEMENT

                                                    Dated as of October 27, 1997

Between:


FIRST ALLIANCE MORTGAGE CO.,
  as Seller

and

FIRST UNION NATIONAL BANK,
  as Buyer


1.      APPLICABILITY

From time to time the parties hereto may enter into transactions in which the Seller agrees to transfer to the Buyer mortgage loans or other assets (the "Collateral") against the transfer of funds by the Buyer, with a simultaneous agreement by the Buyer to transfer to the Seller such Collateral at a date certain, against the transfer of funds by the Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement.

2.      DEFINITIONS

As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings assigned to them below:

        (a)    "1934 Act" shall mean the Securities Exchange Act of 1934.

        (b)    "Act of Insolvency" shall mean, with respect to any party,
               (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election,
               (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of SIPA, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due.

        (c) "Additional Collateral" shall mean Mortgage Loans and/or cash provided by the Seller to the Buyer pursuant to Paragraph 5(b) hereof.

        (d) "Additional Required Documents" shall mean the following documents with respect to any Mortgage Loan:

               (i) original disclosure statements complying with Regulation Z ("Truth in Lending") of the Board of Governors of the Federal Reserve System and all agreements relating thereto, if applicable;

               (ii) original Equal Credit Opportunity Act notice and additional disclosure statements or agreements relating thereto, if applicable;

               (iii) a certification as to whether or not such property falls into a flood zone as identified by a HUD identified flood map;


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               (iv)   an attorney's opinion of title and abstract of title or an
                      ALTA mortgage title insurance policy or such other policy in form acceptable to FNMA or FHLMC, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Purchased Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Purchased Loans and qualified to do business in the jurisdiction where the related property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the related Mortgage in the case of a Mortgage Loan secured by a first priority lien and the second priority lien of the Mortgage Loan in the case of a Purchased Loan secured by a second lien on the related property, in the original principal amount of the Purchased Loan; PROVIDED that the Seller shall be the sole named insured of any such mortgage title insurance policy, the assignment to the Buyer or the Custodian as assignee of the Buyer of the Seller's interest in such mortgage title insurance policy shall not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy shall be in full force and effect and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement; and, PROVIDED FURTHER, that no claims shall have been made under such mortgage title insurance policy and no prior holder of the related Mortgage Loan, including the Seller, shall have done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

               (v) a property and casualty insurance policy on the property subject to the Mortgage Loan covering fire, hazard and extended coverage, and if applicable, flood and earthquake insurance, all in amounts not less than the principal amount of the promissory note relating to the Mortgage Loan (or the maximum amount issuable for flood insurance) which insurance has been endorsed to provide for payment thereof to the Seller, as mortgagee, together with written notice to the mortgagor of the fact, if true, that mortgagor's property lies within a flood zone;

               (vi) original or copy of executed application by the obligor on such Mortgage Loan for such Mortgage Loan;

               (vii) original or copy of credit bureau report on the obligor on such Mortgage Loan;

               (viii) original HUD-1 settlement statement on such Mortgage Loan;

               (ix) original complete appraisal obtained with respect to the applicable property obtained in connection with the Mortgage Loan;

               (x) original or certified copy of mortgagee's title insurance policy insuring the lien of the Mortgage Loan against the applicable property; and

               (xi) such other documents as may be required by the Seller's Underwriting Standards, subject to reasonable variances from the Underwriting Standards permitted by the Seller.

        (e) "Agreement" shall mean this Master Repurchase Agreement, together with all exhibits, schedules or amendments hereto and all Confirmations hereunder.

        (f) "Aggregate Commitment" shall have the meaning assigned to such term in Paragraph 6.

        (g) "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

        (h) "Business Day" shall mean any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions are authorized or required by law to close in Charlotte, North Carolina.

        (i) "Buyer" shall mean First Union National Bank, a national banking association, with its principal place of business in Charlotte, North Carolina.

        (j)    "Coast" shall mean Coast Security Mortgage, Inc.

        (k) "Coast Master Repurchase Agreement" shall mean a Master Repurchase Agreement between Coast, as seller, and Seller, as buyer, which shall be in a form acceptable to the Buyer.

        (l) "Collateral" shall have the meaning assigned to such term in Paragraph 1.

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        (m)    "Confirmation" shall mean a confirmation for a Transaction as required by Paragraph 4(a) hereof, substantially in the form of Exhibit A hereto.

        (n) "Correspondent Confirmation" shall mean a written confirmation for a repurchase transaction entered into by Seller and Nationscapital or Coast pursuant to a Correspondent Master Repurchase Agreement.

        (o) "Correspondent Mortgage Loans" shall mean those Mortgage Loans originated by Nationscapital or Coast and acquired by the Seller pursuant to a Correspondent Master Repurchase Agreement.

        (p) "Correspondent Master Repurchase Agreement" shall mean either of the Nationscapital Master Repurchase Agreement or the Coast Master Repurchase
               Agreement.

        (q) "Current Margin" shall mean, with respect to any date, the difference between (i) the aggregate Market Value of all Purchased Loans held by the Buyer on such date and (ii) the aggregate Purchase Price paid by the Buyer for all Purchased Loans held by the Buyer on such date.

        (r)    "Custodian" shall mean The Bank of New York, a New York bank.

        (s) "Default Rate" shall mean, for any day, the Pricing Rate for such day plus 2.50%.

        (t) "Eligible Mortgage Loan" shall mean a Mortgage Loan (i) with respect to which each of the representations and warranties set out in Exhibit B hereto is accurate and complete as of the date of the related Confirmation (and the Seller by including any such Mortgage Loan in any Transaction shall be deemed to so represent and warrant to the Buyer at and as of the date of such Transaction) and (ii) that has been outstanding no more than 182 days since its date of origination.

        (u) "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

        (v)    "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

        (w) "FDICIA" shall mean the Federal Deposit Insurance Corporation Improvement Act of 1991.

        (x) "Income" shall mean, with respect to any Mortgage Loan at any time, any principal thereof and all interest, dividends or other distributions thereon.

        (y) "Indemnified Parties" shall have the meaning assigned to such term in Paragraph 15.

        (z) "LIBOR" shall mean the London Interbank Offered Rate obtained on page 3750 of Telerate as being the rate at which deposits in immediately available U.S. dollars having a maturity of one month are offered to or by reference banks in the London interbank market, as determined by the Buyer at the time of each Transaction.

        (aa) "Margin" shall mean, with respect to any Mortgage Loan or pool of Mortgage Loans, the difference between the Market Value of such loan or loans and the Purchase Price for such loan or loans.

        (bb) "Margin Call" shall have the meaning assigned to such term in Paragraph 5(b).

        (cc) "Margin Deficit" shall have the meaning assigned to such term in Paragraph 5(b).

        (dd) "Market Value" shall mean, with respect to each Purchased Loan, the market value of such Purchased Loan as determined by the Buyer in its sole discretion.

        (ee) "Mortgage Loan" shall mean a residential real estate secured loan, including, without limitation: (i) a promissory note, any reformation thereof and related deed of trust (or mortgage) and security agreement; (ii) all guaranties and insurance policies, including, without limitation, all mortgage (if applicable) and title insurance policies and all fire and extended coverage insurance policies and rights of the Seller to return premiums or payments with respect thereto; and (iii) all right, title and interest of the Seller in the property covered by such deed of trust (or mortgage).

        (ff)   "Nationscapital" shall mean Nationscapital Mortgage Company.

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        (gg)   "Nationscapital Master Repurchase Agreement" shall mean a Master
               Repurchase Agreement between Nationscapital, as seller, and Seller, as buyer, which shall be in a form acceptable to the Buyer.

        (hh) "Original Margin" shall mean, with respect to any date, the difference between (i) the aggregate Market Value of all Purchased Loans held by the Buyer on such date, determined as of the most recent Purchase Date for each such Purchased Loan, and
               (ii) the Purchase Price paid by the Buyer for all such Purchased Loans on such Purchase Dates.

        (ii) "Person" shall mean a corporation, an association, a partnership, an organization, a business, a trust, an individual, a government or political subdivision thereof, any governmental agency or any other entity.

        (jj) "Plan Party" shall have the meaning assigned to such term in Paragraph 29(a).

        (kk) "Price Differential" shall mean, with respect to any Transaction as of any date, the difference between the Purchase Price paid by the Buyer and the Repurchase Price to be paid by the Seller. The Pricing Differential will equal the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

        (ll) "Pricing Rate" shall mean the per annum rate for determination of the Price Differential, which rate shall be (i) with respect to Transactions involving Seller Mortgage Loans, LIBOR plus 25 basis points; and (ii) with respect to Transactions involving Correspondent Mortgage Loans, LIBOR plus 50 basis points.

        (mm) "Purchase Date" shall mean the date on which Purchased Loans are to be transferred by the Seller to the Buyer.

        (nn) "Purchased Loans" shall mean the Mortgage Loans transferred by the Seller to the Buyer in a Transaction hereunder. The term "Purchased Loans" with respect to any Transaction at any time also shall include Additional Collateral delivered pursuant to Paragraph 5(b) hereof.

        (oo) "Purchase Price" shall mean the price at which Purchased Loans are transferred by the Seller to the Buyer.

        (pp) "Replacement Mortgage Loans" shall have the meaning assigned to such term in Paragraph 13(c).

        (qq) "Repurchase Date" shall mean the date on which the Seller is required to repurchase the Purchased Loans from the Buyer, which shall be (i) the 10th day of the calendar month in which the Purchase Date occurs or, if such Purchase Date falls after the 10th day of such month, the 10th day of the following calendar month (or, in each case, if such day is not a Business Day, the next Business Day), or (ii) such earlier date as may be determined by application of the provisions of Paragraph 13 hereof.

        (rr) "Repurchase Price" shall mean the price at which Purchased Loans are to be transferred from the Buyer to the Seller upon termination of a Transaction, which will be determined in each case as the sum of the Purchase Price and the Price Differential as of the date of such determination.

        (ss) "Repurchase Term" shall mean, with respect to any Transaction, the period beginning on the Purchase Date and continuing through the Repurchase Date.

        (tt) "Required Documents" shall mean the following documents with respect to any Mortgage Loan:

               (i) the original executed and fully completed promissory note relating to the Mortgage Loan (properly endorsed to the Seller if purchased by the Seller from another originator), which promissory note shall be duly endorsed in blank without recourse by an authorized officer of the Seller;

               (ii) the original executed and fully completed mortgage or deed of trust relating to the Mortgage Loan in proper form for recordation in the appropriate jurisdiction and duly recorded in the appropriate jurisdiction; PROVIDED, HOWEVER, that a certified copy of the executed mortgage or deed of trust relating to the Mortgage Loan may be delivered to the Buyer in lieu of the original recorded deed of trust or mortgage until such time as the original recorded mortgage or deed of trust is received from the recording jurisdiction and submitted to the Buyer; and


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               (iii)  an original executed, fully completed and recordable but unrecorded assignment of the mortgage or deed of trust relating to the Mortgage Loan in proper form for recordation in the appropriate jurisdiction (unless the Buyer determines that under applicable state law the assignment should be recorded in order to adequately protect its interest, in which case the assignment shall be recorded by the Seller and a certified true copy thereof shall be provided to the Buyer), together with the original or a duly certified copy of the fully completed and proper assignment or assignments of the mortgage or deed of trust from the original holder through any subsequent transferees to the Seller in proper form for recordation in the appropriate jurisdiction, duly recorded if local requirements in the jurisdiction in which the property is located required the recordation of such assignment or assignments.

        (uu)   "SEC" shall mean the Securities and Exchange Commission.

        (vv) "Seller Mortgage Loans" shall mean those Mortgage Loans originated or purchased by the Seller, other than Correspondent Mortgage Loans.

        (ww)   "Servicer" shall mean First Alliance Mortgage Co.

        (xx)   "SIPA" shall mean the Securities Investor Protection Act of 1970.

        (yy) "Transaction" shall mean each transaction between the Seller and the Buyer that is undertaken pursuant to a Confirmation.

        (zz) "Underwriting Standards" shall mean the underwriting policies of the Seller set forth in Exhibit C hereto.

3.      INITIATION AND TERMINATION OF TRANSACTIONS

        (a) An agreement to enter into a Transaction may be made in writing at the initiation of either the Buyer or the Seller and shall be evidenced by a Confirmation delivered pursuant to Paragraph 4(a). On the Purchase Date for the Transaction, the Purchased Loans shall be transferred to the Buyer or its agent against the transfer of the Purchase Price to an account of the Seller.

        (b) The Buyer's obligation to purchase any Mortgage Loan shall be subject to the following:

               (i) The Buyer (or the Custodian if so directed by the Buyer) shall have possession of the Required Documents for each Mortgage Loan to be purchased; provided that such possession may have been released to a prospective purchaser of a Mortgage Loan (or a custodian acting on its behalf) if the Buyer or the Custodian, as applicable, has received a bailment letter for the related Required Documents.

               (ii) The Buyer's determination that the Mortgage Loans to be purchased in the requested Transaction satisfy the requirements of this Agreement.

               (iii) The Seller's representations and warranties contained in this Agreement and reaffirmed in the Confirmation shall be true and correct.

               (iv) The Purchase Price for such Transaction shall be at least $1,000,000.

               (v) The sum of the Purchase Price for such Transaction and the aggregate Purchase Price paid for all Purchased Loans owned by the Buyer immediately prior to the consummation of the Transaction shall not exceed the Aggregate Commitment.

               (vi) No Event of Default shall have occurred under this Agreement.

               (vii) To the extent such Transaction includes Correspondent Mortgage Loans, the related Confirmation shall identify the Purchased Loans as such and shall be accompanied by an assignment in the form of Exhibit D hereto transferring all of the Seller's rights with respect to such Mortgage Loans under the applicable Correspondent Master Repurchase Agreement and Correspondent Confirmation(s).

        (c) On the Repurchase Date for each Transaction, termination of the Transaction will be effected by transfer to the Seller or its agent of the Purchased Loans and any Income in respect thereof received by the Buyer (and not previously credited or transferred to, or applied to the obligations of the Seller hereunder) against the transfer of the Repurchase Price to an account of the Buyer.

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4.      TRANSACTION CONFIRMATION

        (a) Upon the parties' agreement to enter into a Transaction hereunder, the Buyer shall prepare and deliver to the Seller, at least one Business Day prior to the Purchase Date for the Transaction, a Confirmation for such Transaction.

        (b) The Confirmation shall list the Purchased Loans and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the anticipated Repurchase Date, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction.

        (c) The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between the Buyer and the Seller, and shall be binding upon the parties unless written notice of objection is given by the objecting party prior to the closing of the Transaction.

        (d) In the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.

5.      MARGIN MAINTENANCE

        (a) On Monday of each week during the Repurchase Term (or more often, if the Buyer in its sole discretion so decides), the Buyer will determine (i) the aggregate Market Value of all Purchased Loans and other Collateral held by the Buyer and (ii) the Current Margin for such date.

        (b) If on any date during the term of this Agreement the Current Margin for such date is less than the Original Margin for such date (such shortfall, a "Margin Deficit"), the Buyer may by notice to the Seller (such notice, a "Margin Call") require that the Seller, at the Buyer's option, transfer to the Buyer cash or additional Mortgage Loans reasonably acceptable to the Buyer (collectively, "Additional Collateral"), so that the Current Margin for such date will then equal or exceed the Original Margin for such date; PROVIDED, HOWEVER, that the Buyer may not make a Margin Call unless the Margin Deficit exceeds $100,000.

        (c) If any notice is given under subparagraph (b) of this Paragraph 5 on any Business Day, then the Seller shall transfer cash or Mortgage Loans as provided in such subparagraph no later than the close of business on the second Business Day following the date on which such notice is given. Any cash transferred to the Buyer pursuant to this subparagraph (c) shall be held by the Buyer for so long as any Transaction remains in effect and shall be applied against the Repurchase Price for any terminated Transaction on the applicable Repurchase Date.

6.      AGGREGATE COMMITMENT AND TERM

        (a) The aggregate Purchase Price for all Purchased Loans owned by the Buyer on any date shall at no time exceed $100,000,000 (the "Aggregate Commitment").

        (b) This Agreement shall continue in effect for a period of 364 days from the date of its execution by both parties.

7.      PAYMENTS ON MORTGAGE LOANS; SERVICING

The Seller shall act as servicer for all Mortgage Loans, will service all Mortgage Loans in accordance with industry standards for loans held by third parties and shall not sell or transfer its rights to service such loans without the Buyer's consent. All funds received by the Seller, in its capacity as servicer with respect to Mortgage Loans that are Purchased Loans, shall be held by the Seller in trust for the Buyer until such Mortgage Loans have been repurchased by the Seller; provided that all such funds may be held by the Seller in the Seller's general servicing account.

8.      REPURCHASE PRIOR TO REPURCHASE DATE

Notwithstanding any provision hereof to the contrary, (i) the Buyer may require the Seller to repurchase any of the Purchased Loans subject to a Transaction upon two Business Days' prior notice and (ii) the Seller shall promptly repurchase any Purchased Loan that ceases to be an Eligible Mortgage Loan.

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9.      DELIVERY OF MORTGAGE LOANS

All of the Required Documents for Mortgage Loans that are to be Purchased Loans for a Transaction shall be delivered to the Buyer (or the Custodian, if so directed by the Buyer) at least one Business Day prior to the Purchase Date for such Transaction.

10.     REPRESENTATIONS AND WARRANTIES

        (a) Each of the Buyer and the Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance,
               (ii) it will engage in such Transactions as principal, (iii) the individual signing this Agreement on its behalf is duly authorized to do so on its behalf, (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any material agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction the Buyer and the Seller shall each be deemed to repeat all the foregoing representations made by it.

        (b) In addition to the foregoing, the Seller hereby represents and warrants that, as of the date of this Agreement and as of the Purchase Date for each Transaction:

               (i) The Seller is servicing all Mortgage Loans in accordance with industry standards for loans held by third parties.

               (ii) No Event of Default has occurred or is continuing under this Agreement.

               (iii) Since the date of the most recent balance sheet or financial statement delivered by the Seller to the Buyer pursuant to the Agreement, there has been no material adverse change in its financial condition or results of operations.

        (c) The Seller hereby represents and warrants to the Buyer that, as to each Mortgage Loan, as of the applicable Purchase Date or such other date specified herein:

               (i) The information set forth in the schedule of Mortgage Loans attached to each Confirmation is true and correct in all material respects.

               (ii)   Such Mortgage Loan is an Eligible Mortgage Loan.

11.     COVENANTS

The Seller hereby covenants and agrees with the Buyer that, as long as the Buyer has any obligation to enter into Transactions under the Agreement:

        (a) The Seller shall notify the Buyer of any material default or event of default that has occurred under any other credit agreement for which the Seller is the primary obligor.

        (b) The Seller shall hold (or deliver to the Custodian) all Additional Required Documents for the Mortgage Loans that are Purchased Loans in trust for the benefit of the Buyer.

        (c) The Seller shall furnish or cause to be furnished to the Buyer:

               (i) Within 90 days after the last day of each fiscal year of the Seller, consolidated and consolidating statements of income (and, in the case of the consolidated statement, cash flows) for the Seller for such year and consolidated and consolidating balance sheets for the Seller as of the end of such year (with the foregoing consolidating statements to separately display the income and balance sheet of each of the Seller and its consolidated Subsidiaries in a format reasonably acceptable to the Buyer), presented fairly in all material respects in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants of nationally recognized standing; and

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               (ii)   Within 45 days after the last day of each fiscal quarter,
                      (A) unaudited consolidated and consolidating statements of income for the Seller for such quarter, and unaudited consolidated and consolidating balance sheets for the Seller as of the end of such quarter (with the foregoing consolidating statements to separately display the income statement and balance sheet of each of the Seller and its consolidated subsidiaries in a format reasonably acceptable to the Buyer), and (B) a certificate of an officer of the Seller, whose position is vice president or higher, stating that such financial statements are presented fairly in all material respects and in accordance with GAAP, subject to year-end audit adjustments, and further certifying that neither the Seller nor any affiliate thereof is in default under the terms and conditions of any agreement evidencing or securing any indebtedness of such entity.

        (d) The Seller shall promptly furnish such additional financial and other information, including, without limitation, financial statements of the Seller, and information regarding the Purchased Loans, as the Buyer may from time to time reasonably request.

        (e) The Seller shall pay or otherwise satisfy at or before maturity or before it becomes delinquent or accelerated, as the case may be, all its indebtedness (including taxes), except indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the satisfaction of the Buyer for the payment thereof in the event the Seller is found to be obligated to pay such indebtedness and which indebtedness is thereupon promptly paid by the Seller.

        (f) The Seller shall maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, including but not limited to all approvals with respect to the SEC, and comply with all contractual obligations and requirements of law (including, without limitation, any requirements of law under or in connection with ERISA, the federal Consumer Credit Protection Act, the federal Real Estate Settlement Procedures Act, the federal Equal Credit Opportunity Act, the federal Truth-in-Lending Act, and any regulations promulgated thereunder), except where the failure to so comply is not likely to have a material adverse effect on the ability of the Seller to perform under this Agreement.

        (g) The Seller shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.

        (h) The Seller shall permit representatives of the Buyer to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records (including without limitation books and records relating to the Purchased Loans) at any reasonable time and as often as may reasonably be desired by the Buyer (but, prior to the occurrence of an Event of Default, only upon not less than two Business Days' prior notice), and (B) discuss the business, operations, properties and financial and other condition of the Seller with officers and employees of the Seller, and with its independent certified public accountants; PROVIDED, HOWEVER, that the results of any such visit, inspection, examination, discussion or audit, to the extent such results are proprietary and non-public, shall be maintained by the Buyer in confidentiality except as required by law or regulation or by any governmental agency or regulatory body having authority over the Buyer, or to the extent such information may be communicated to the legal counsel or auditors of the Buyer.

        (i)    The Seller shall promptly give written notice to the Buyer of:

               (i)    the occurrence of any Event of Default;

               (ii) any litigation or proceeding to which the Seller is a party and which affects the Purchased Loans, the outcome of which is reasonably likely to be determined adversely to the Seller and which, if so determined, would have a material adverse effect on the Purchased Loans, or the consolidated business, operations, property, or financial or other condition of the Seller taken as a whole;

               (iii) a material adverse change known to responsible management personnel of the Seller in the business, operations, property or financial or other condition of the Seller; and

               (iv) any default by the Seller or any of the Seller's affiliates under the terms and conditions of any agreement evidencing or securing any indebtedness of such entity.

        (j) The Seller shall pay (i) all legal expenses of the Buyer incident to the preparation and negotiation of documents relating to Transactions hereunder, up to a maximum of $7,500, and (ii) all reasonable out-of-pocket costs and expenses (including fees and disbursements of legal counsel) incident to the enforcement of the Seller's obligations hereunder or under any Confirmation, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidations, reorganization, moratorium or other similar proceedings involving the Seller. The obligations of the Seller under this Paragraph 11(j) shall be effective and enforceable whether or not any Transaction is outstanding hereunder and shall survive the termination of this Agreement.

        (k) The Seller shall originate or acquire Mortgage Loans only in accordance with the Seller's Underwriting Standards in effect on the date of origination or acquisition.

        (l) The Seller shall not, directly or indirectly, create, incur, assume or suffer to exist, any lien or other encumbrance upon the Collateral.

        (m) The Seller shall not, without providing written notice to the Buyer, alter its current Underwriting Standards in any material manner from those disclosed to the Buyer and attached to the Agreement as Exhibit C.

        (n) the Seller shall identify all Purchased Loans as Seller Mortgage Loans or Correspondent Mortgage Loans, as the case may be, in a manner reasonably acceptable to the Buyer.

12.     EVENTS OF DEFAULT

The following shall constitute Events of Default hereunder (each, an "Event of Default"):

        (a) the Seller's failure to transfer or the Buyer's failure to purchase Purchased Loans upon the applicable Purchase Date;

        (b) the Seller's failure to repurchase or the Buyer's failure to transfer Purchased Loans upon the applicable Repurchase Date;

        (c) the Seller's or the Buyer's failure to comply with Paragraph 5 hereof;

        (d) an Act of Insolvency occurs with respect to the Seller or the Buyer;

        (e) any representation or warranty made by the Seller or the Buyer in this Agreement shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

        (f) the Seller or the Buyer shall admit in writing to the other its inability to, or its intention not to, perform any of its obligations hereunder;

        (g) if, for any reason, any Transaction is not deemed to be a purchase and sale, and the Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Loans purported to be covered thereby;

        (h) the Seller shall breach any covenant, requirement or obligation contained in this Agreement;

        (i) the Seller's obligations under any credit agreement or other material agreement for which the Seller is the primary obligor shall be accelerated; PROVIDED, HOWEVER, that if an Event of Default shall occur as a result of a default under any credit agreement or other material agreement described in this Section 12(i), and such default under such credit agreement or other material agreement is remedied or cured by the Seller so that the Buyer is not harmed in any material way, then such Event of Default shall be deemed to have been remedied or cured without further action upon the part of the Seller or the Buyer;

        (j) the Seller shall fail to repurchase any Purchased Loans at the Repurchase Price when required by Paragraph 8 of this Agreement;

        (k) the Buyer or the Seller shall have reasonably determined that the other party is or will be unable to meet its commitments under this Agreement, shall have notified such other party of such determination and such other party shall not have responded with appropriate information to the contrary to the satisfaction of the notifying party within one Business Day;

        (l) in the reasonable judgment of the Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or financial condition of the Seller; or

        (m) the Seller shall merge or consolidate into any entity, unless the surviving or resulting entity shall be acceptable to the Buyer, in its sole discretion, and such entity expressly assumes by written agreement, executed and delivered to the Buyer in form and substance satisfactory to the Buyer, the performance of all the Seller's duties and obligations hereunder; PROVIDED that a reorganization involving only the Seller and its affiliates shall not constitute an Event of Default.

13.     REMEDIES UPON EVENT OF DEFAULT

Upon the occurrence of any Event of Default:

        (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder, shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

        (b) Upon the occurrence of an Event of Default by the Seller, if the Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the Seller's obligation to repurchase all Purchased Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable; (ii) all Income paid after such exercise or deemed exercise shall be retained by the Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder; (iii) the Seller shall immediately deliver to the Buyer any Purchased Loans that are subject to a Transaction which are then in the Seller's possession or control; (iv) the Buyer may, without notice to the Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the Buyer may reasonably deem satisfactory, any or all Purchased Loans subject to such Transactions and shall apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give the Seller credit for such Purchased Loans in an amount equal to the price therefor on such date, obtained from a generally recognized source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the Seller hereunder; and (v) the Buyer may refuse to enter into any further Transactions with the Seller under this Agreement and may determine that the Agreement is terminated.

        (c) Upon the occurrence of an Event of Default by the Buyer and tender by the Seller of payment of the aggregate Repurchase Price for any Transaction, (i) all right, title and interest in and entitlement to all Purchased Loans subject to such Transaction shall be deemed transferred to the Seller; (ii) the Buyer shall deliver all such Purchased Loans to the Seller; (iii) the Seller may, without notice to the Buyer, (A) immediately purchase, in a commercially reasonable manner, at such price or prices as the Seller may reasonably deem satisfactory, Mortgage Loans ("Replacement Mortgage Loans") of the same class and amount as any Purchased Loans that are not delivered by the Buyer to the Seller as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Mortgage Loans, to be deemed to have purchased Replacement Mortgage Loans at the price therefor on such date, obtained from a generally recognized source; and
               (iv) the Buyer shall be liable to the Seller for any excess of the price paid (or deemed paid) by the Seller for Replacement Mortgage Loans over the Repurchase Price for the Purchased Loans replaced thereby.

        (d) The parties acknowledge and agree that (i) in the absence of a generally recognized source for prices or bid or offer quotations for any Mortgage Loan, the nondefaulting party may establish the source therefor in its sole discretion; and (ii) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Mortgage Loans).

        (e) For purposes of this Paragraph 13, the Repurchase Price for each Transaction hereunder with respect to which the Buyer is in default shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

        (f) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

        (g) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest at the Default Rate on any amounts owing by the defaulting party hereunder from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder.

        (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

        (i) Upon default by the Seller, and for the period during which such default is continuing, all rights of the Seller to receive payments on the Mortgage Loans which it would otherwise be authorized to receive hereunder shall cease, and all rights to such payments shall become vested in the Buyer, which shall have the sole right to receive such payments and apply them to the amounts owed by the Seller pursuant to the Agreement. All payments that are received by the Seller contrary to the provisions of this clause (i) shall be received in trust for the benefit of the Buyer, shall be segregated from other funds of the Seller and shall be promptly paid to the Buyer.

        (j) In addition to the other remedies available to the Buyer upon the occurrence and during the continuance of an Event of Default by the Seller, the Buyer shall be entitled to the right of set-off with respect to any amounts owed by the Seller to the Buyer under any contract, margin account or other arrangement. The Seller hereby waives any right it may have to require that any deposits held by the Buyer for the Seller be set off by the Buyer against the Seller's obligations under the Agreement.

14.     APPLICATION OF PROCEEDS

The proceeds of any sale of or other realization on any or all of the Collateral at the time held by the Buyer under the Agreement, shall be applied by the Buyer in the following order of priority:

        (a) First, to the payment of all reasonable costs and expenses of such sale incurred by the Buyer and its affiliates and all reasonable expenses (including the reasonable fees and expenses of counsel), liabilities and advances reasonably made or incurred by the Buyer and its affiliates in connection therewith.

        (b) Second, to the payment of the outstanding Repurchase Price owed by the Seller under the Agreement.

        (c) Third, to the payment of all other amounts owed by the Seller under the Agreement.

        (d) Fourth, to the payment of any other amounts owed by the Seller to the Buyer or any affiliate thereof under any other instrument or agreement.

        (e) Fifth, to the payment to the Seller, or to such other Person as court of competent jurisdiction may direct, of any surplus then remaining from such proceeds and other cash.

As used in the Agreement, "proceeds" of the Collateral shall mean cash and other property received or otherwise realized in respect of the Purchased Loans.

15.     INDEMNIFICATION

If the Buyer becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this Agreement, the primary focus of which action, proceeding or investigation concerns the Seller, Nationscapital or Coast, the Seller will reimburse the Buyer for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by the Buyer. The Seller also agrees to indemnify and hold harmless the Buyer and its affiliates and their respective directors, officers, employees and agents (collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this Agreement, unless (and this clause shall apply only to the extent that) such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of the Buyer.

If the foregoing indemnification is for any reason unavailable to any of the Indemnified Parties, then the Seller shall contribute to the amount paid or payable by the Indemnified Parties as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Seller, on the one hand, and such Indemnified Parties, on the other, arising out of the matters contemplated by this Agreement.

The reimbursement, indemnity and contribution provided for herein shall be in addition to any other liability that the Seller may otherwise have under this Agreement, at law or in equity, and shall survive the termination or expiration of this Agreement.

16.     PAYMENT AND TRANSFER

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Mortgage Loans transferred by one party hereto to the other party (a) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (b) shall be transferred on the book-entry system of a Federal Reserve Bank, or (c) shall be transferred by any other method mutually acceptable to the Seller and the Buyer.

17.     LIMITED POWER OF ATTORNEY

The Seller hereby appoints the Buyer to act (after the occurrence and during the continuation of an Event of Default) as the attorney-in-fact of the Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Buyer shall deem necessary or advisable to accomplish the purposes hereof. This appointment as attorney-in-fact is irrevocable and is coupled with an interest. Without limiting the generality of the foregoing, the Buyer and its assigns shall have the right and power to sell Purchased Loans and to receive, endorse and collect all checks made payable to the order of the Seller on account of the principal or interest on any of the Purchased Loans and to give full discharge of the same.

18.     EFFECT OF TERMINATION

The termination of this Agreement by either party shall not eliminate any liability for losses incurred by either party during the duration of this Agreement. To the extent that this Agreement is terminated, the terms of this Agreement shall continue to apply to any Transactions outstanding after the termination of this Agreement. The provisions of Paragraph 15 relating to Indemnification shall survive the termination of this Agreement.

19.     TIME

All references to time contained in the Agreement shall be deemed to be local time in Charlotte, North Carolina on the applicable day.

20.     FEES AND EXPENSES

Nothing in this Agreement shall act as a bar to the collection of any fees or expenses of the Buyer that the Seller may agree to pay in any separate agreement relating to any or all of the Transactions.

21.     PAYMENT OF SECURED CREDITORS

The Seller may direct the Buyer to pay all or any portion of the Purchase Price for a Transaction to one or more creditors of the Seller, or any of its affiliates, if such payment is necessary to release a lien on the Mortgage Loans that are to be purchased in such Transaction. Such payment and release of an existing lien may occur simultaneously with the purchase of Mortgage Loans under this Agreement.

22.     OPINIONS OF COUNSEL

The Seller shall, on the date of the first Transaction hereunder and, upon the request of the Buyer, on the date of any subsequent Transaction, cause to be delivered to the Buyer, with reliance thereon permitted as to any Person or entity that purchases the Purchased Loans from the Buyer, a favorable opinion of the Seller's counsel with respect to the matters set forth in Exhibit E hereto, in form and substance reasonably acceptable to the Buyer.

23.     SINGLE AGREEMENT

The Buyer and the Seller acknowledge that, and have entered into this Master Repurchase Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of the Buyer and the Seller agrees (a) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (b) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (c) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

24.     NOTICES AND OTHER COMMUNICATIONS

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address listed below, or such other address as may be specified in a notice of change of address hereafter received by the other:

SELLER:               First Alliance Mortgage Co.
                             17305 Von Karman Avenue
                             Irvine, California  92614
                             Attention: Director, Secondary Marketing
                             Telephone: (714) 224-8357
                             Facsimile: (714) 224-8366

BUYER:                First Union National Bank
                             301 South College Street, DC-06
                             Charlotte, North Carolina   28288
                             Attention:  Wallace M. Saunders
                             Telephone:  (704) 374-4868
                             Facsimile:  (704) 374-7102


All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

25.     ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

26.     NON-ASSIGNABILITY; TERMINATION

        (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

        (b) Subparagraph (a) of this Paragraph 26 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 13 hereof.

27.     GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

28.     NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 5(b) hereof will not constitute a waiver of any right to do so at a later date.

29.     USE OF EMPLOYEE PLAN ASSETS

        (a) If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

        (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if the Seller furnishes or has furnished to the Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

        (c) By entering into a Transaction pursuant to this Paragraph, the Seller shall be deemed to (i) represent to the Buyer that since the date of the Seller's latest such financial statements, there has been no material adverse change in the Seller's financial condition which the Seller has not disclosed to the Buyer, and
               (ii) agree to provide the Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

30.     INTENT

        (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the Bankruptcy Code, and a "securities contract" as that term is defined in Section 741 of the Bankruptcy Code. The parties further intend and recognize that the Mortgage Loans constitute "securities" as such term is defined in Section 101(49) of the Bankruptcy Code.

        (b) It is understood that either party's right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 13 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of the Bankruptcy Code.

        (c) Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, the Seller shall be deemed to have pledged to the Buyer as security for the performance by the Seller of its obligations under each such Transaction, and shall be deemed to have granted to the Buyer a security interest in, all of the Purchased Loans with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

        (d) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in FDIA, then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

        (e) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of FDICIA and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

31.     DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

        (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of SIPA do not protect the other party with respect to any Transaction hereunder;

        (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

        (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not on deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

        IN WITNESS WHEREOF, the Seller and the Buyer have caused this Master Repurchase Agreement to be executed by their authorized representatives as of this 27th day of October, 1997.

                                            FIRST ALLIANCE MORTGAGE CO.,
                                              as Seller



                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________



                                            FIRST UNION NATIONAL BANK,
                                              as Buyer



                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                    EXHIBIT A

                              FORM OF CONFIRMATION

                                     [Date]


First Alliance Mortgage Co.
17305 Von Karman Avenue
Irvine, California  92614
Attention:  Director, Secondary Marketing

Ladies and Gentlemen:

        Pursuant to the master repurchase agreement (the "Master Repurchase Agreement"), dated as of October 27, 1997, between the undersigned (the "Buyer") and you (the "Seller"), the Buyer hereby agrees to purchase the Mortgage Loans identified on SCHEDULE I attached hereto, subject to the terms set forth below:

        Purchase Date:       ________________

        Repurchase Date:     ________________

        Purchase Price:      ________________

        Pricing Rate:        ________________

        Margin:              _____%

        All of the representations and warranties made in the Master Repurchase Agreement must be true and correct as of the Purchase Date and no Event of Default shall have occurred. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Repurchase Agreement.

        If you are in agreement with these terms, please execute the acknowledgement and acceptance set forth below and return one copy of this Confirmation to the Buyer.

                                            Very truly yours,

                                            FIRST UNION NATIONAL BANK,
                                              as Buyer


                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________


Accepted and Agreed as of
this ____ day of __________, ____.

FIRST ALLIANCE MORTGAGE CO.,
  as Seller

By:______________________________
Name:____________________________
Title:___________________________

                           SCHEDULE I TO CONFIRMATION

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES
                       RELATING TO ELIGIBLE MORTGAGE LOANS

        (a) The Mortgage Loan is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms.

        (b) The Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Seller and all information set forth therein is true and correct.

        (c) The Mortgage Loan is free of any default of any party thereto (including the Seller), other than as expressly permitted pursuant to subparagraph (d) below, counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, whether by operation of law or otherwise.

        (d) No payment under the Mortgage Loan is more than 30 days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage).

        (e) The Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the obligor thereon of any kind not expressed in writing therein.

        (f) The Mortgage Loan complies in all respects and was originated in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act, the federal Real Estate Settlement Procedures Act, the federal Equal Credit Opportunity Act, the federal Truth-in-Lending Act, and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with the Mortgage Loan have been given and performed as required.

        (g) Unless otherwise provided for in the written disbursement instructions relating to the Mortgage Loan, all proceeds of the Mortgage Loan have been fully disbursed.

        (h) At all times the Mortgage Loan will be free and clear of all liens.

        (i) The property covered by the Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of the Mortgage Loan with the Seller named as a loss payee thereon.

        (j) If the property covered by the Mortgage Loan falls within a flood zone as identified by a HUD-identified flood map, the property is insured against flood damage in an amount equal to the lesser of the balance due under the related Mortgage Loan or the maximum amount of insurance available under the National Flood Insurance Program.

        (k) The property covered by the Mortgage Loan is free and clear of all liens except:

               (i) the lien in favor of the Seller;

               (ii) the lien of current real property taxes and assessments not yet due and payable;

               (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of the Mortgage Loan and which (A) are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) do not materially adversely affect the appraised value of the property as set forth in such appraisal;

               (iv) other matters to which like properties are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related property;

               (v) liens subordinate in priority to the lien in favor of the Seller; and

               (vi) in the case of second priority Mortgage Loans, one lien superior in priority to the lien in favor of the Seller.

        (l) The property shall be improved, and such improvements shall consist of a completed one- to four-unit single family residence, including, but not limited to, a condominium, planned unit development or townhouse, but excluding in any event a co-op or mobile home.

        (m) There has been delivered to the Buyer the Required Documents for the Mortgage Loan; provided, however, that a Mortgage Loan, the Required Documents for which have not been delivered to the Buyer, may be an Eligible Mortgage Loan and may be included in a Transaction so long as the Required Documents for such Mortgage Loan shall have been delivered to the Buyer within seven days of the inclusion of such Mortgage Loan in a Transaction.

        (n) The Mortgage Loan is not subject to any servicing arrangement with any Person other than the Seller nor are any servicing rights relating to the Mortgage Loan subject to any lien, claim, interest or negative pledge in favor of any Person other than as permitted hereunder.

        (o) The Seller has obtained or conducted an appraisal in connection with the origination of the Mortgage Loan in accordance with the Seller's Underwriting Standards.

        (p) The Mortgage Loan is secured by a first [or second] priority mortgage or deed of trust on the property covered thereby.

        (q) The Mortgage Loan is not a revolving credit facility.

        (r) No real property taxes or insurance payments due and payable with respect to the property (or escrow installments therefor) covered by the Mortgage Loan are past due the payment due date thereof.

        (s)    The Mortgage Loan complies with the Underwriting Standards.

                                    EXHIBIT C

                         SELLER'S UNDERWRITING STANDARDS

                                   [attached]

                                    EXHIBIT D

                               FORM OF ASSIGNMENT


        FOR VALUE RECEIVED, First Alliance Mortgage Co. (the "Assignor") hereby transfers and assigns to First Union National Bank (the "Assignee") all of its right, title and interest in and under that certain Master Repurchase Agreement dated as of October 27, 1997, between [Nationscapital Mortgage Company/Coast Security Mortgage, Inc.], as seller, and Assignor, as buyer, and the transaction entered into thereunder pursuant to the written confirmation thereof dated as of [____________ __, ____], a copy of which is attached hereto, each to the extent it relates to mortgage loans sold by the Assignor to the Assignee pursuant to the Master Repurchase Agreement dated as of October __, 1997, between the Assignor, as Seller, and the Assignee, as Buyer.

        IN WITNESS WHEREOF, the Assignor has caused this assignment to be executed by its duly authorized representative this ____ day of ____________,
____.


                                            FIRST ALLIANCE MORTGAGE CO.,
                                              as Assignor



                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                    EXHIBIT E

                           FORM OF OPINION OF COUNSEL

                                   [attached]